Exhibit 10.11

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

WARRANT TO PURCHASE
540,000 SHARES OF COMMON STOCK OF
WORLD SERIES OF GOLF, INC.

This certifies that John F. Slitz, Jr., or any party to whom this Warrant is assigned in accordance with its terms, is entitled to subscribe for and purchase five hundred forty thousand (540,000) shares of the Common Stock of World Series of Golf, Inc., a Nevada corporation, on the terms and conditions of this Warrant.

          1. Definitions. As used in this Warrant, the term:

                    1.1 “Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated to be closed by law or by executive order.

                    1.2 “Change of Control” means the occurrence of any of the following events:

                              (i) Change in the ownership of the Corporation. A change in the ownership of the Corporation shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation;

                              (ii) Change in the effective control of the Corporation. A change in the effective control of the Corporation shall occur on the date that either (a) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation; or (b) a majority of members of the Corporation’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board of Directors prior to the date of the appointment or election, provided that this sub-section (b) is inapplicable where a majority shareholder of the Corporation is another Corporation; or

                              (iii) Change in the ownership of a substantial portion of the Corporation’s assets. A change in the ownership of a substantial portion of the Corporation’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

                    1.3 “Common Stock” means the Common Stock, par value $.001 per share, of the Corporation.

                    1.4 “Consulting Agreement” means that certain Consulting Agreement, dated February 6, 2009, between the Corporation and the Holder.

                    1.5 “Corporation” means World Series of Golf, Inc., a Nevada corporation, or its successor.

                    1.6 “Expiration Date” means February 6, 2015.

                    1.7 “Holder” means John F. Slitz, Jr., or any party to whom this Warrant is assigned in accordance with its terms.

                    1.8 “Issuance Date” means June 2, 2009, the date this Warrant was issued by the Corporation to the Holder.

                    1.9 “1933 Act” means the Securities Act of 1933, as amended.

                    1.10 “Warrant” means this Warrant and any warrants delivered in substitution or exchange for this Warrant in accordance with the provisions of this Warrant.

                    1.11 “Warrant Price” means $0.50 per share of Common Stock, as such amount may be adjusted pursuant to Section 4 hereof.

                    1.12 “Warrant Shares” means the shares of common stock issuable upon the exercise of this Warrant.

          2. Exercise of Warrant. (a) Notwithstanding anything to the contrary contained herein, this Warrant shall be subject to a vesting schedule as follows: (i) 60,000 of the Warrant Shares shall vest immediately as of the Issuance Date, and (ii) 15,000 of the Warrant Shares shall vest monthly, beginning on the first month anniversary of the Issuance Date; provided that the Consulting Agreement shall have been in effect from the Issuance Date through any such vesting date. The unvested portion of this Warrant shall terminate upon the termination of the Consulting Agreement for any reason whatsoever, except upon a Change of Control, in which case, the Holder shall become immediately and automatically vested in all of the Warrant Shares immediately upon a Change of Control.

                    (b) Subject to the vesting requirements in Section 2(a) above, at any time before the Expiration Date, the Holder may exercise the purchase rights represented by this

Warrant, in whole or in part, by surrendering this Warrant (with a duly executed subscription in the form attached) at the Corporation’s principal corporate office (located on the date hereof in Las Vegas, Nevada) and by paying the Corporation, by check payable to the Corporation, the aggregate Warrant Price for the shares of Common Stock being purchased.

                    (c) Subject to the vesting requirements contained in Section 2(a) above, in lieu of exercising this Warrant pursuant to Section 2(b) above, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Corporation (together with a duly executed subscription in the form attached), in which event the Corporation shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

X =	Y (A-B)

A

Where: X = The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

Y = The number of shares of Common Stock in respect of which the net issue election is made;

A = The fair market value of one share of the Common Stock at the time the net issue election is made;

B = The Warrant Price (as adjusted to the date of the net issuance).

For purposes of this Warrant, the “fair market value” of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq Stock Market or through an interdealer quotation system such as the OTC Bulletin Board, the value shall be deemed to be the average of the closing sale prices of the Common Stock on such exchange or quotation system over the ten (10) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing sale price over the ten (10) day period ending three (3) days prior to the net exercise. If there is no reported sale price for the Common Stock the fair market value of the Common Stock shall be the value as determined in good faith by the Board of Directors of the Corporation.

                    2.1 Delivery of Certificates. As soon as possible, and in any event within fifteen (15) days, after each exercise of the purchase rights represented by this Warrant, the Corporation, at its expense, shall deliver a certificate for the shares of Common Stock so purchased to the Holder and, unless this Warrant has been fully exercised or expired, a new Warrant representing the balance of the shares of Common Stock subject to this Warrant.

                    2.2 Effect of Exercise. The person entitled to receive the shares of Common Stock issuable upon any exercise of the purchase rights represented by this Warrant shall be treated for all purposes as the holder of such shares of record as of the close of business on the date of exercise.

                    2.3 Issue Taxes. The Corporation shall pay all issue and other taxes that may be payable in respect of any issue or delivery to the Holder of shares of Common Stock upon exercise of this Warrant.

          3. Stock Fully Paid; Reservation of Shares. The Corporation covenants and agrees that all securities that it may issue upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges. The Corporation further covenants and agrees that, during the period within which the Holder may exercise the rights represented by this Warrant, the Corporation shall at all times have authorized and reserved for issuance enough shares of its Common Stock or other securities for the full exercise of the rights represented by this Warrant. The Corporation shall not, by an amendment to its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

          4. Adjustments. The Warrant Price and the number of shares of Common Stock that the Corporation must issue upon exercise of this Warrant shall be subject to adjustment in accordance with Sections 4.1 through 4.3.

                    4.1 Adjustment to Warrant Price for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time after the date hereof (1) declares or pays, without consideration, any dividend on the Common Stock payable in Common Stock; (2) creates any right to acquire Common Stock for no consideration; (3) subdivides the outstanding shares of Common Stock (by stock split, reclassification or otherwise); or (4) combines or consolidates the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Corporation shall proportionately increase or decrease the Warrant Price, as appropriate.

                    4.2 Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon exercise of this Warrant changes into shares of any other class or classes of security or into any other property for any reason other than a subdivision or combination of shares provided for in Section 4.1, including without limitation any reorganization, reclassification, merger or consolidation, the Corporation shall take all steps necessary to give the Holder the right, by exercising this Warrant, to purchase the kind and amount of securities or other property receivable upon any such change by the owner of the number of shares of Common Stock subject to this Warrant immediately before the change.

                    4.3 Spin Offs. If the Corporation spins off any subsidiary by distributing to the Corporation’s shareholders as a dividend or otherwise any stock or other securities of the subsidiary, the Corporation shall reserve until the Expiration Date enough of such shares or other securities for delivery to the Holders upon any exercise of the rights represented by this Warrant to the same extent as if the Holders owned of record all Common Stock or other securities subject to this Warrant on the record date for the distribution of the subsidiary’s shares or other securities.

                    4.4 Certificates as to Adjustments. Upon each adjustment or readjustment required by this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with this Section, cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          5. Fractional Shares. The Corporation shall not issue any fractional shares in connection with any exercise of this Warrant.

          6. Dissolution or Liquidation. If the Corporation dissolves, liquidates or winds up its business before the exercise or expiration of this Warrant, the Holder shall be entitled, upon exercising this Warrant, to receive in lieu of the shares of Common Stock or any other securities receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock or other securities, had the Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. If any such dissolution, liquidation or winding up results in a cash distribution or distribution of property which the Corporation’s Board of Directors determines in good faith to have a cash value in excess of the Warrant Price provided by this Warrant, then the Holder may, at its option, exercise this Warrant without paying the aggregate Warrant Price and, in such case, the Corporation shall, in making settlement to Holder, deduct from the amount payable to Holder an amount equal to such aggregate Warrant Price.

          7. Transfer and Exchange.

                    7.1 Transfer. The rights under this Warrant may not be transferred by the Holder without the prior written consent of the Corporation..

                    7.2 Exchange. The Holder may exchange this Warrant at any time at the principal office of the Corporation for Warrants in such denominations as the Holder may designate in writing. No such exchanges will increase the total number of shares of Common Stock or other securities that are subject to this Warrant.

                    7.3 Securities Act of 1933. By accepting this Warrant, the Holder agrees that this Warrant and the shares of the Common Stock issuable upon exercise of this Warrant may not be offered or sold except in compliance with the 1933 Act, and then only with the recipient’s agreement to comply with this Section 7 with respect to any resale or other disposition of such securities. The Corporation may make a notation on its records in order to implement such restriction on transferability.

          8. Loss or Mutilation. Upon the Corporation’s receipt of reasonably satisfactory evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of a reasonably satisfactory indemnity or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation shall execute and deliver a new Warrant to the Holder.

          9. Successors. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the Holder and the Corporation and their respective successors and assigns.

          10 Notices. All notices and other communications given pursuant to this Warrant shall be in writing and shall be deemed to have been given when personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested. Notices should be addressed as follows:

                    (a) If to Holder, then to:

                                   John F. Slitz, Jr.
                                   2820 High Sail Court
                                   Las Vegas, NV 89117

                    (b) If to the Corporation, then to:

                                   World Series of Golf, Inc.
                                   10161 Park Run Drive, Suite 150
                                   Las Vegas, NV 89141

Such addresses for notices may be changed by any party by notice to the other party pursuant to this Section 10.

          11. Amendment. This Warrant may be amended only by an instrument in writing signed by the Corporation and the Holder.

          12. Construction of Warrant. This Warrant shall be construed as a whole and in accordance with its fair meaning. A reference in this Warrant to any section shall be deemed to include a reference to every section the number of which begins with the number of the section to which reference is made. This Warrant has been negotiated by both parties and its language shall not be construed for or against any party.

          13. Law Governing. This Warrant is executed, delivered and to be performed in the State of New York and shall be construed and enforced in accordance with and governed by the New York law without regard to any conflicts of law or choice of forum provisions.

Dated as of June 2, 2009

World Series of Golf, Inc.

By:	/s/ Joseph F. Martinez

Name: Joseph F. Martinez
Title: Chief Executive Officer

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

          The undersigned Holder hereby irrevocably elects to exercise the attached Warrant and to purchase ____________ shares of Common Stock of World Series of Golf, Inc. issuable upon the exercisable of such Warrant and requests that certificates for such shares of Common Stock be issued in the name of:

(Please type or print name and address)

(Social Security or Taxpayer I.D. No.)

and delivered to

(Please type or print name and address)

and, if such number of shares of Common Stock shall not be all the shares of Common Stock evidenced by such Warrant, that a new Warrant for the balance of such shares of Common Stock shall be registered in the name of, and delivered to, the Holder at the address stated below. Capitalized terms used and not defined herein shall have the respective meaning ascribed to them in the attached Warrant.

In full payment of the purchase price with respect to the shares of Common Stock exercised, the undersigned hereby [tenders payment of $ ________ by check payable in United States currency to the order of World Series of Golf, Inc. pursuant to Section 1(a) of the attached Warrant] [exercises the attached Warrant with respect to _____ shares of Common Stock via means of cashless exercise pursuant to Section 1(b) of the attached Warrant and instructs the Corporation to issue _____ shares of Common Stock to the Holder.]

Dated:

(Address)

(Social Security or Taxpayer I.D. No.)

ISSUE OF A NEW WARRANT

(To be executed only upon partial exercise,
exchange, or partial transfer of Warrant)

          Please issue _________ Warrants, each representing the right to purchase ______ shares of Common Stock of World Series of Golf, Inc. to the registered holder.

Dated:

(Signature of Registered Holder)

FORM OF ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned registered Holder of this Warrant sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below (the “Transfer”):

Name of Assignee	Address	No. of Shares

The undersigned irrevocably constitutes and appoints ___________ as the undersigned’s attorney-in-fact, with full power of substitution, to make the transfer on the books of World Series of Golf, Inc.

Dated:

(Signature)